UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At a Special Meeting of Stockholders of Web.com Group, Inc. (the “Company”) held on October 25, 2011, the following proposals were presented to the stockholders for adoption:

1.   To approve the issuance of up to 18 million shares of Web.com Group, Inc. Common Stock to Net Sol HoldingsLLC, in connection with the acquisition of GA-Net Sol Parent LLC by Web.com Group, Inc.:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Number of Broker Non-Votes
24,266,422	77,396	30,321	0

2.   To approve, if necessary, the adjournment of the Web.com Group, Inc., Special Meeting, including for the purpose of soliciting additional proxies if a quorum is not present or if there are not sufficient votes in favor of Proposal 1:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Number of Broker Non-Votes
23,111,758	1,232,220	30,161	0

The proposals are described in detail in the Definitive Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on September 22, 2011.

The Company’s stockholders approved all proposals.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Web.com Group, Inc.
(Registrant)

Date: October 25, 2011	/s/ Matthew P. McClure
Matthew P. McClure, Secretary